EXHIBIT 99.1

MoneyGram International Delivers Self-Service Growth in Third Quarter 2014 Results

Self-service money transfer transactions grew 47 percent

  Achieved strong U.S. outbound transaction and revenue growth of 15 percent
  Launched account deposit to leading banks in China with UnionPay International
  Reached securities settlement for gain of $15.8 million in October
  Announces new lower prices at all locations for U.S.-to-U.S. transfers

DALLAS, TX Oct. 31, 2014 (GLOBE NEWSWIRE) -- MoneyGram (NASDAQ:MGI), a leading money transfer company, today reported financial results for its third quarter ending September 30, 2014.

Money Transfer Highlights

  Money transfer revenue decreased to $314.4 million, representing a decline of 6 percent over the prior year on a reported and constant currency basis.
  Money transfer transactions decreased 3 percent over the prior year, derived from:
    37 percent decline in U.S.-to-U.S. transactions
    15 percent growth in U.S. outbound transactions
    8 percent growth in Non-U.S. send transactions, a slowdown from the second quarter due to the challenging economic, geopolitical and regulatory environment in certain markets.
  MoneyGram's transaction volume and revenue has been negatively impacted due to Walmart's white-label product. For the quarter, the Company reported a 57 percent decline in U.S.-to-U.S. transactions originated at Walmart and a 60 percent decline in revenue versus the prior year. MoneyGram announced today new low prices for U.S.-to-U.S. transfers; $11.50 or less for most transactions available at all U.S. locations.
  Excluding U.S.-to-U.S. transactions originated at Walmart:
    Money transfer revenue increased 6 percent on a reported basis and 7 percent on a constant currency basis
    Money transfer transactions increased 11 percent
    U.S.-to-U.S. sends increased 7 percent.
  In the U.S.-to-Mexico market, MoneyGram now has 13 percent market share and delivered 17 percent transaction growth in the quarter.
  Ace Cash Express, a 25-year partner, signed a seven-year extension to provide money transfer, bill payment, and money orders at its 1,400 locations.
  MoneyGram solidified its core business in Europe as well, renewing relationships with:
    Kaah Express, a regional money transfer partner in Germany
    Unicredit Tiriac Bank, a leading financial institution in Romania
    Novacambios, a significant exchange house in Portugal.
  Global agent locations increased to 347,000, a net addition of 2,000 locations from the end of the second quarter. MoneyGram has added 13,000 locations to its network over the past year.
  New agent contracts were signed with:
    Government Savings Bank of Thailand, a 100 year old institution with over 1,000 branches
    Pubali Bank, the largest public bank in Bangladesh with over 400 locations
    Dialog, a mobile provider in Sri Lanka with over 8 million customers, bringing money transfer to their retail locations
    Waldo's Mart, a small format retailer with over 300 discount stores in Mexico.
  During the quarter, the Company completed two acquisitions:
    MTI Money Transfer Limited, which strengthens MoneyGram's direct retail network and sales force in seven European countries
    Assets of Nexxo Financial Corporation, which enables MoneyGram to vertically integrate the technology driving its industry-leading money transfer kiosks. Additionally, the Company now offers an alternative financial services processing platform to banks and retailers. This multi-channel platform provides an integrated suite of alternative financial services, including check cashing, prepaid cards, money transfer, bill payments and money orders.

Self-Service Highlights

  Self-service money transfer transactions grew 47 percent, representing 10 percent of money transfer transactions. Revenue from self-service grew 36 percent over the prior year, representing 8 percent of money transfer revenue.
  MoneyGram Online transactions increased 34 percent and revenue was up 30 percent over the prior year. Growth was driven by increased activity from returning customers and 160,000 new active customers.
  MoneyGram continues to transform the industry by offering services through kiosks dedicated to alternative financial services. In Australia, a new agreement was signed to bring staging kiosks to select United Petroleum convenience stores.
  Account deposit services were launched to send funds into bank accounts in China and to M-PESA wallets in Kenya. The new account deposit service with UnionPay International in China will allow transfers into the country's largest banks. Through MoneyGram, consumers can now send money directly into bank accounts in three of the world's largest remittance receive markets - China, Mexico and the Philippines plus the largest mobile wallet providers in the world.

Financial Highlights

  Total revenue for the third quarter was $358.0 million, a decrease of 7 percent on both a reported and constant currency basis compared to the prior year. Total year-to-date revenue grew 1 percent on a constant currency basis.
  The Company reported EBITDA of $44.5 million, and pre-tax income of $4.7 million. Results were impacted by:
    $7.8 million of expenses related to reorganization and restructuring costs
    $7.1 million of expenses related to the compliance enhancement program
    $4.5 million of stock-based and contingent performance compensation expense
    $3.7 million of expenses related to direct monitor costs
    $3.5 million of loss related to an agent closure
    $0.9 million of legal expenses related to certain matters.
  Adjusted EBITDA for the third quarter was $72.0 million, down 6 percent on a reported basis and 7 percent on a constant currency basis. Year-to-date Adjusted EBITDA declined 3 percent on a constant currency basis.
  Adjusted EBITDA margin was 20.1 percent, up slightly from 20.0 percent in the prior year.
  Diluted loss per common share was $0.05. Adjusted diluted earnings per share was $0.22 down from $0.34 in the prior year.
  Adjusted free cash flow for the quarter was $8.2 million.
  During the quarter, the Company utilized $9.1 million of excess cash to repurchase 643 thousand shares, approximately 1 percent of shares outstanding.

"MoneyGram's revenue growth was impacted by U.S.-to-U.S. white label competition, and we are taking action to position MoneyGram for the future with new lower prices in the U.S. By launching a nationwide multi-channel marketing campaign, we are confident we will regain our momentum in this market. The challenging economic, geopolitical and regulatory environment has dampened our growth in certain parts of the world. However, the strength of our network is evident as reflected in our U.S. Outbound growth of 15 percent, the twelfth consecutive quarter of double-digit transaction growth," said Pamela H. Patsley, MoneyGram's chairman and CEO. "We remain focused on our global transformation program designed to reduce our cost base, enhance our leading compliance systems, and accelerate growth in our self-service products. We are executing well and are pleased with the progress we have made on these initiatives."

Balance Sheet and Adjusted Free Cash Flow Highlights

MoneyGram ended the quarter with assets in excess of payment service obligations of $320.7 million and outstanding debt principal of $966.6 million. Interest expense was $11.6 million in the quarter, up $1.6 million from the prior year. Adjusted free cash flow was $8.2 million for the quarter, down from last year as a result of investments in the global transformation program and increased signing bonus payments. Cash used for capital expenditures was $25.2 million, primarily related to the global transformation program. Signing bonus payments were $23.4 million, cash interest expense was $10.7 million and cash taxes were $4.5 million in the quarter.

Global Transformation Program Highlights

In the third quarter, the Company incurred total outlays of $14.6 million as part of our compliance enhancement program, comprised of $7.1 million in operating expense and capital expenditures of $7.5 million. Total cash outlay projections for the compliance enhancement program remain unchanged at $80 to $90 million over the next three years.

As previously announced the Company anticipates incurring $30 to $40 million in cash outlays through 2015 for reorganization and restructuring costs. These activities are estimated to generate annualized pre-tax cost savings of approximately $15 to $20 million on a run-rate basis exiting 2015. In the third quarter, total restructuring and reorganization expenses were $7.8 million.

Outlook

Because of the introduction of lower prices, the Company is removing its previous guidance. For the fourth quarter, the Company estimates Adjusted EBITDA to be between $60 and $65 million due to the anticipated impact from lower prices, the associated marketing expense and softness in certain geographies.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization), adjusted EBITDA (EBITDA adjusted for significant items), adjusted EBITDA margin and adjusted free cash flow (adjusted EBITDA less cash interest expense, cash tax expense, cash payments for capital expenditures and agent signing bonuses), constant currency measures, adjusted diluted earnings per share and adjusted net income. In addition, we also present adjusted operating income and adjusted operating margin for our two reporting segments. The following tables include a full reconciliation of non-GAAP financial measures to the related GAAP financial measures. The equivalent GAAP financial measures for projected results are not provided as we are not able to predict results inclusive of currency changes.

We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations, including our ability to service debt and fund capital expenditures, acquisitions and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the operating performance and value of companies within our industry. Finally, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted free cash flow, constant currency, adjusted diluted earnings per share and adjusted net income figures are financial measures used by management in reviewing results of operations, forecasting, assessing cash flow and capital, allocating resources or establishing employee incentive programs. Although MoneyGram believes the above non-GAAP financial measures enhance investors' understanding of its business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures.

Description of Tables

Table One – Consolidated Statements of Operations
Table Two – Segment Results
Table Three – Segment Reconciliations
Table Four – EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow
Table Five – Consolidated Balance Sheets
Table Six – Assets in Excess of Payment Service Obligations
Table Seven – Constant Currency Measures
Table Eight – Adjusted Net Income and Adjusted Diluted EPS

Conference Call

MoneyGram International will host a conference call today at 9 a.m. ET, 8 a.m. CT, to discuss its third quarter results. Pamela H. Patsley, chairman and chief executive officer, will host the call.

Participant Dial-In Numbers:

U.S.:	1-800-750-4984
International:	1-816-581-1703
Passcode:	1809375
Replay:	1-877-870-5176 or +1-858-384-5517
Replay is available through November 7, 2014

About MoneyGram International, Inc.

MoneyGram, a leading money transfer company, provides essential financial services to consumers who are not fully served by traditional financial institutions. MoneyGram offers money transfer services worldwide through a global network of 347,000 agent locations - including retailers, international post offices and financial institutions - in more than 200 countries and territories. MoneyGram also offers bill payment services, issues money orders and processes official checks.

Forward Looking Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of MoneyGram and its subsidiaries. Forward-looking statements can be identified by words such as "believes," "estimates," "expects," "projects," "plans," "will," "should," "could," "would," "goals," "anticipates" and other similar expressions. These forward-looking statements speak only as of the date they are made, and MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement, except as required by federal securities law. These forward-looking statements are based on management's current expectations and are subject to certain risks, uncertainties and changes in circumstances due to a number of factors. These factors include, but are not limited to: our ability to compete effectively; our ability to maintain key agent or biller relationships, or a reduction in business or transaction volume from these relationships, including our largest agent, Walmart, whether through the recent introduction by Walmart of a competing "white label" branded money transfer product or otherwise; the success of our new U.S.-to-U.S. pricing strategy; our ability to manage fraud risks from consumers or agents; the ability of us and our agents to comply with U.S. and international laws and regulations; litigation or investigations involving us or our agents, including the outcome of ongoing investigations by several state governments, which could result in material settlements, fines or penalties; uncertainties relating to compliance with and the impact of the deferred prosecution agreement entered into with the U.S. federal government and the effect of the deferred prosecution agreement on our reputation and business; our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, are subject to certain restrictions by the Office of Foreign Assets Control; changes in tax laws or an unfavorable outcome with respect to the audit of our tax returns or tax positions, or a failure by us to establish adequate reserves for tax events; our substantial debt service obligations, significant debt covenant requirements and credit ratings; sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions; our significant exposure to loss in the event of a major bank failure or a loss of liquidity in the bank deposit market; the ability of us and our agents to maintain adequate banking relationships; concerns regarding the financial health of certain European countries; a security or privacy breach in our facilities, networks or databases; disruptions to our computer network systems and data centers; continued weakness in economic conditions, in both the U.S. and global markets; weakened consumer confidence in our business or money transfers generally; a significant change, material slow down or complete disruption of international migration patterns; our ability to manage credit risks from our retail agents and official check financial institution customers; our ability to retain partners to operate our official check and money order businesses; our ability to successfully develop and timely introduce new and enhanced products and services or investments in unsuccessful new products, services or infrastructure changes; our ability to manage risks associated with our international sales and operations; our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others; our ability to attract and retain key employees; our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses; our ability to maintain effective internal controls; our capital structure and the special voting rights provided to designees of Thomas H. Lee Partners, L.P. on our Board of Directors; whether we will be able to implement the global reorganization and restructuring initiative as planned; whether the expected amount of costs associated with such initiative will exceed our forecasts; whether we will be able to realize the full amount of estimated savings from such initiative; and the risks and uncertainties described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of MoneyGram's public reports filed with the SEC, including MoneyGram's annual report on Form 10-K for the year ended December 31, 2013 and its Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014.

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		2014 vs	Nine Months Ended September 30,		2014 vs
(Amounts in millions, except per share data)	2014	2013	2013	2014	2013	2013

REVENUE
Fee and other revenue	$355.2	$375.8	$(20.6)	$1,091.7	$1,075.1	$16.6
Investment revenue	2.8	7.2	(4.4)	13.6	13.5	0.1
Total revenue	358.0	383.0	(25.0)	1,105.3	1,088.6	16.7
OPERATING EXPENSES
Fee and other commissions expense	164.1	178.6	(14.5)	506.6	502.5	4.1
Investment commissions expense	0.1	0.1	—	0.3	0.3	—
Total commissions expense	164.2	178.7	(14.5)	506.9	502.8	4.1
Compensation and benefits	68.9	66.2	2.7	213.6	198.1	15.5
Transaction and operations support	81.7	65.4	16.3	230.3	179.3	51.0
Occupancy, equipment and supplies	13.4	12.1	1.3	39.9	37.0	2.9
Depreciation and amortization	13.5	12.5	1.0	40.2	36.5	3.7
Total operating expenses	341.7	334.9	6.8	1,030.9	953.7	77.2
OPERATING INCOME	16.3	48.1	(31.8)	74.4	134.9	(60.5)
OTHER (INCOME) EXPENSE
Securities settlements	—	—	—	(22.4)	—	(22.4)
Interest expense	11.6	10.0	1.6	32.7	37.3	(4.6)
Debt extinguishment costs	—	—	—	—	45.3	(45.3)
Total other expense, net	11.6	10.0	1.6	10.3	82.6	(72.3)
Income before income taxes	4.7	38.1	(33.4)	64.1	52.3	11.8
Income tax expense	7.7	15.6	(7.9)	2.5	23.3	(20.8)
NET (LOSS) INCOME	$(3.0)	$22.5	$(25.5)	$61.6	$29.0	$32.6

(LOSS) EARNINGS PER COMMON SHARE
Basic	$(0.05)	$0.31	$(0.36)	$0.94	$0.41	$0.53
Diluted	$(0.05)	$0.31	$(0.36)	$0.93	$0.40	$0.53

Weighted-average outstanding common shares and equivalents used in computing (loss) earnings per share
Basic (1)	63.3	71.6	(8.3)	65.7	71.6	(5.9)
Diluted (1)	63.3	72.0	(8.7)	65.9	71.8	(5.9)

(1) Includes common stock equivalents of 8.9 million and 10.1 million for the three and nine months ended September 30, 2014, respectively. The following weighted-average potential common shares are excluded from diluted earnings per common share as their effect is anti-dilutive. All potential common shares are anti-dilutive in periods of net loss available to common stockholders.

Shares related to stock options	4.4	2.5		4.2	3.6
Shares related to restricted stock and restricted stock units	1.8	0.9		1.6	1.0

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RESULTS
(Unaudited)

Global Funds Transfer
	Three Months Ended September 30,		2014 vs	Nine Months Ended September 30,		2014 vs
(Amounts in millions)	2014	2013	2013	2014	2013	2013

Money transfer revenue:
Fee and other revenue	$314.3	$333.6	$(19.3)	$968.6	$947.6	$21.0
Investment revenue	0.1	0.1	—	0.2	0.2	—
Bill payment revenue:
Fee and other revenue	25.1	25.8	(0.7)	75.2	76.6	(1.4)
Investment revenue	—	—	—	—	—	—
Total revenue	$339.5	$359.5	$(20.0)	$1,044.0	$1,024.4	$19.6

Total commissions expense	$163.9	$178.5	$(14.6)	$506.1	$501.8	$4.3

Operating income	$15.4	$40.6	$(25.2)	$66.4	$122.5	$(56.1)

Operating margin	4.5%	11.3%		6.4%	12.0%

Financial Paper Products
	Three Months Ended September 30,		2014 vs	Nine Months Ended September 30,		2014 vs
(Amounts in millions)	2014	2013	2013	2014	2013	2013

Money order revenue:
Fee and other revenue	$12.3	$12.5	$(0.2)	$36.9	$38.6	$(1.7)
Investment revenue	0.8	1.6	(0.8)	3.9	2.8	1.1
Official check revenue:
Fee and other revenue	3.5	3.9	(0.4)	11.0	12.3	(1.3)
Investment revenue	1.9	5.3	(3.4)	9.5	9.8	(0.3)
Total revenue	$18.5	$23.3	$(4.8)	$61.3	$63.5	$(2.2)

Total commissions expense	$0.3	$0.3	$—	$0.8	$1.0	$(0.2)

Operating income	$5.8	$10.5	$(4.7)	$21.7	$25.0	$(3.3)

Operating margin	31.4%	45.1%		35.4%	39.4%

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RECONCILIATIONS
(Unaudited)

Global Funds Transfer
	Three Months Ended September 30,		2014 vs	Nine Months Ended September 30,		2014 vs
(Amounts in millions)	2014	2013	2013	2014	2013	2013

Revenue (as reported)	$339.5	$359.5	$(20.0)	$1,044.0	$1,024.4	$19.6

Adjusted operating income	$39.5	$43.2	$(3.7)	$120.5	$132.7	$(12.2)

Reorganization and restructuring costs	(6.5)	—	(6.5)	(14.9)	(3.0)	(11.9)
Compliance enhancement program	(6.6)	—	(6.6)	(20.3)	—	(20.3)
Direct monitor costs	(3.7)	—	(3.7)	(4.6)	—	(4.6)
Loss related to agent closure	(3.5)	—	(3.5)	(3.5)	—	(3.5)
Stock-based compensation expense	(3.8)	(2.6)	(1.2)	(10.8)	(7.2)	(3.6)
Total adjustments	(24.1)	(2.6)	(21.5)	(54.1)	(10.2)	(43.9)

Operating income (as reported)	$15.4	$40.6	$(25.2)	$66.4	$122.5	$(56.1)

Adjusted operating margin	11.6%	12.0%		11.5%	13.0%
Total adjustments	(7.1)%	(0.7)%		(5.2)%	(1.0)%
Operating margin (as reported)	4.5%	11.3%		6.4%	12.0%

Financial Paper Products
	Three Months Ended September 30,		2014 vs	Nine Months Ended September 30,		2014 vs
(Amounts in millions)	2014	2013	2013	2014	2013	2013

Revenue (as reported)	$18.5	$23.3	$(4.8)	$61.3	$63.5	$(2.2)

Adjusted operating income	$7.6	$10.8	$(3.2)	$26.0	$26.2	$(0.2)

Reorganization and restructuring costs	(0.8)	—	(0.8)	(1.8)	(0.3)	(1.5)
Compliance enhancement program	(0.6)	—	(0.6)	(1.3)	—	(1.3)
Stock-based compensation expense	(0.4)	(0.3)	(0.1)	(1.2)	(0.9)	(0.3)
Total adjustments	(1.8)	(0.3)	(1.5)	(4.3)	(1.2)	(3.1)

Operating income (as reported)	$5.8	$10.5	$(4.7)	$21.7	$25.0	$(3.3)

Adjusted operating margin	41.1%	46.4%		42.4%	41.3%
Total adjustments	(9.7)%	(1.3)%		(7.0)%	(1.9)%
Operating margin (as reported)	31.4%	45.1%		35.4%	39.4%

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
EBITDA, ADJUSTED EBITDA, ADJUSTED EBITDA MARGIN AND ADJUSTED FREE CASH FLOW
(Unaudited)

	Three Months Ended September 30,		2014 vs	Nine Months Ended September 30,		2014 vs
(Amounts in millions)	2014	2013	2013	2014	2013	2013

Income before income taxes	$4.7	$38.1	$(33.4)	$64.1	$52.3	$11.8
Interest expense	11.6	10.0	1.6	32.7	37.3	(4.6)
Depreciation and amortization	13.5	12.5	1.0	40.2	36.5	3.7
Amortization of agent signing bonuses	14.7	12.0	2.7	39.2	30.8	8.4
EBITDA	44.5	72.6	(28.1)	176.2	156.9	19.3

Significant items impacting EBITDA:
Securities settlements	—	—	—	(22.4)	—	(22.4)
Compliance enhancement program	7.1	—	7.1	21.6	—	21.6
Reorganization and restructuring costs (1)	7.8	—	7.8	17.6	3.2	14.4
Stock-based and contingent performance compensation (2)	4.5	3.7	0.8	13.3	10.1	3.2
Direct monitor costs (3)	3.7	—	3.7	4.6	—	4.6
Loss related to agent closure	3.5	—	3.5	3.5	—	3.5
Capital transaction costs (4)	—	—	—	2.1	—	2.1
Legal expenses (5)	0.9	0.2	0.7	1.5	2.1	(0.6)
Debt extinguishment (6)	—	—	—	—	45.3	(45.3)
Severance and related costs	—	—	—	—	1.5	(1.5)
Adjusted EBITDA	$72.0	$76.5	$(4.5)	$218.0	$219.1	$(1.1)

Adjusted EBITDA margin (7)	20.1%	20.0%	0.1%	19.7%	20.1%	(0.4)%

Foreign currency impact	(1.1)			(4.6)
Adjusted EBITDA, constant currency adjusted	$70.9			$213.4
Adjusted EBITDA growth, as reported	(6)%			(1)%
Adjusted EBITDA growth, constant currency adjusted	(7)%			(3)%

Adjusted EBITDA	$72.0	$76.5	$(4.5)	$218.0	$219.1	$(1.1)

Cash interest expense	(10.7)	(9.6)	(1.1)	(30.4)	(34.6)	4.2
Cash tax expense	(4.5)	—	(4.5)	(4.9)	(0.2)	(4.7)
Cash payments for capital expenditures	(25.2)	(10.8)	(14.4)	(64.7)	(37.2)	(27.5)
Cash payments for agent signing bonuses	(23.4)	(8.8)	(14.6)	(32.9)	(19.0)	(13.9)

Adjusted Free Cash Flow	$8.2	$47.3	$(39.1)	$85.1	$128.1	$(43.0)

(1) Reorganization and restructuring costs in 2014 relate to the 2014 Global Transformation Program whereas costs in 2013 relate to the 2010 Global Transformation Initiative.
(2) Stock-based compensation and one-time contingent performance award payable after three years based on achievement of certain performance targets.
(3) Direct compliance monitor expenses were not an adjusted item in 2013 but are adjusted in 2014 going forward. The direct compliance monitor expenses were $1.7 million and $3.5 million for the three and nine months ended September 30, 2013, respectively.
(4) Professional and legal fees incurred related to the April 2, 2014 debt and equity transactions, subsequent shelf registration and capital contributions from investors' payment to Walmart for the Participation Agreement.
(5) Legal expenses are in connection with the settlement related to the U.S. Attorney's Office for the Middle District of Pennsylvania investigation, the IRS tax litigation and other matters.
(6) Debt extinguishment costs in connection with the 2013 Credit Agreement and Note Repurchase.
(7) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenue.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Amounts in millions, except share data)	September 30, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$—	$—
Cash and cash equivalents (substantially restricted)	1,942.2	2,228.5
Receivables, net (substantially restricted)	753.9	767.7
Interest-bearing investments (substantially restricted)	1,092.4	1,011.6
Available-for-sale investments (substantially restricted)	29.9	48.1
Property and equipment, net	145.5	134.8
Goodwill	440.3	435.2
Other assets	196.0	161.0
Total assets	$4,600.2	$4,786.9

LIABILITIES
Payment service obligations	$3,497.7	$3,737.1
Debt	965.9	842.9
Pension and other postretirement benefits	90.1	98.4
Accounts payable and other liabilities	203.7	185.5
Total liabilities	4,757.4	4,863.9

STOCKHOLDERS' DEFICIT
Participating Convertible Preferred Stock - Series D, $0.01 par value, 200,000 shares authorized, 71,282 and 109,239 issued at September 30, 2014 and December 31, 2013, respectively	183.9	281.9
Common stock, $0.01 par value, 162,500,000 shares authorized, 58,823,567 and 62,263,963 shares issued at September 30, 2014 and December 31, 2013, respectively	0.6	0.6
Additional paid-in capital	989.3	1,011.8
Retained loss	(1,155.1)	(1,214.4)
Accumulated other comprehensive loss	(45.2)	(33.0)
Treasury stock: 4,862,638 and 4,300,782 shares at September 30, 2014 and December 31, 2013, respectively	(130.7)	(123.9)
Total stockholders' deficit	(157.2)	(77.0)
Total liabilities and stockholders' deficit	$4,600.2	$4,786.9

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
ASSETS IN EXCESS OF PAYMENT SERVICE OBLIGATIONS
(Unaudited)

(Amounts in millions)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013

Cash and cash equivalents (1)	$1,942.2	$2,046.5	$2,153.9	$2,228.5
Receivables, net (1)	753.9	941.8	890.0	767.7
Interest-bearing investments (1)	1,092.4	994.8	935.8	1,011.6
Available-for-sale investments (1)	29.9	40.2	41.6	48.1
	3,818.4	4,023.3	4,021.3	4,055.9
Payment service obligations	(3,497.7)	(3,674.2)	(3,691.7)	(3,737.1)
Assets in excess of payment service obligations	$320.7	$349.1	$329.6	$318.8

(1) Substantially restricted

TABLE SEVEN
MONEYGRAM INTERNATIONAL, INC.
CONSTANT CURRENCY MEASURES
(Unaudited)

(Amounts in millions)	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014

Total revenue, as reported (GAAP)	$358.0	$1,105.3
Foreign currency impact	(0.9)	(7.2)
Total revenue, constant currency adjusted	$357.1	$1,098.1
Prior year total revenue, as reported (GAAP)	$383.0	$1,088.6
Revenue change, as reported (GAAP)	(7)%	2%
Total revenue change, constant currency adjusted	(7)%	1%

(Amounts in millions)	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014

Money transfer revenue, as reported (GAAP)	$314.4	$968.8
Foreign currency impact	(0.9)	(7.2)
Money transfer revenue, constant currency adjusted	$313.5	$961.6
Prior year money transfer revenues, as reported (GAAP)	$333.7	$947.8
Revenue change, as reported (GAAP)	(6)%	2%
Money transfer revenue change, constant currency adjusted	(6)%	1%

TABLE EIGHT
MONEYGRAM INTERNATIONAL, INC.
ADJUSTED NET INCOME and ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended September 30,
	2014		2013
(Amounts in millions, except per share data)	Dollars	Diluted EPS Impact (1)	Dollars	Diluted EPS Impact (1)

Net income	$(3.0)	$(0.05)	$22.5	$0.31

Other expenses (2)	27.5	0.43	3.9	0.05
Total adjustments (2)	27.5	0.43	3.9	0.05
Tax expense of adjustments (3)	(10.0)	(0.16)	(1.5)	(0.02)
Adjusted net income	$14.5	$0.22	$24.9	$0.34

Diluted weighted-average outstanding common shares and equivalents		63.3		72.0

	Nine Months Ended September 30,
	2014		2013
(Amounts in millions, except per share data)	Dollars	Diluted EPS Impact (1)	Dollars	Diluted EPS Impact (1)
Net income	$61.6	$0.93	$29.0	$0.40

Securities settlements	(22.4)	(0.34)	—	—
Debt extinguishment (4)	—	—	45.3	0.63
Other expenses (2)	64.2	0.97	16.9	0.24
Total adjustments (2)	41.8	0.63	62.2	0.87
Tax expense of adjustments (3)	(21.9)	(0.33)	(23.6)	(0.33)
Tax benefit from change to uncertain tax positions	(22.9)	(0.35)	—	—
Adjusted net income	$58.6	$0.88	$67.6	$0.94

Diluted weighted-average outstanding common shares and equivalents		65.9		71.8

(1) EPS impact is calculated as total net income dollars divided by weighted-average diluted outstanding common shares and equivalents for the period.
(2) See summary of adjustments in Table Four - EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow.
(3) Tax rates used to calculate the tax expense impact are based on the nature of each adjustment.
(4) Debt extinguishment costs upon the termination of the Note Repurchase in connection with the 2013 Credit Agreement.
CONTACT: MoneyGram International, Inc.
         Investor Relations:
         Eric Dutcher, 214-999-7508
         edutcher@moneygram.com

         Media Relations:
         214-303-9923
         media@moneygram.com